Exhibit 99.1

Host Digital Letter to Shareholders

NEW YORK, NY, Sept. 29, 2026 (GLOBE NEWSWIRE) — Host Digital Inc. (NYSE American: HOST) (“Host Digital” or the “Company”), a vertically integrated digital infrastructure company that develops, acquires, owns, and operates institutional-quality, RightScaled data centers for artificial intelligence (“AI”) and high-performance computing (“HPC”), issued the below letter to shareholders on behalf of its CEO Harmol Samra.

Dear fellow shareholders,

With our merger complete and Host Digital now a public company, I want you to hear directly from me about the business we’re building and where I believe we can take it. As CEO and a significant shareholder, my priority is to build lasting value for the people who own this company. Keeping you informed about our progress and the decisions we make is an important part of that job.

The opportunity I see for Host Digital starts with a building, power that’s already there, and a customer who needs a place to put it to work. Bringing those pieces together takes experience, financing, and a great deal of work. That’s the business we’re building. Because right now, one of the scarcest resources in computing is a place to plug in the chips, with power already flowing. That’s the gap Host is built to fill.

Host Digital develops, owns, and operates data centers for customers running AI and other demanding computing workloads. We provide the buildings, power, cooling, and supporting infrastructure under long-term take-or-pay leases. We don’t buy or finance the customer’s computers or processing chips. Our focus is on the power, the building, the lease, and the opportunity to expand as customers grow.

For those who came to Host through Healthy Choice Wellness, this is a very different chapter. Our merger brought a data center business into the public company. I’d like you to get to know me, understand what we’re building, and see how we expect that work to create value for you.

I’ve spent more than a decade in digital infrastructure and real estate investing, including roles at ICONIQ Capital, Starwood Capital Group, and PGIM Real Estate. At ICONIQ, we built IPI, a digital infrastructure investment platform that grew to a portfolio of 82 data centers with more than 2.2 gigawatts of leased capacity.

When I started in this business, a 50-megawatt data center was considered hyperscale. IPI’s facilities averaged well below that size while serving some of the world’s largest technology companies. We started Host to put that experience to work with existing infrastructure and lasting customer relationships.

At Host, we want to build a diversified portfolio of what we call RightScaled data centers, starting with 20 to 100 megawatts of grid power and room to expand where the site allows. Our team has spent the past two years looking for sites with power flowing today or a clear path to power in the near term, so we can work toward delivery in months, not years. Our Sponsor already has four additional sites in its pipeline with more than 450 megawatts of potential gross power capacity, which could be delivered to tenants by the end of 2027. We’re also working on larger projects for 2028 and continuing to look for opportunities across the country to support growth well beyond that. Our model is to lease these facilities for the long term to customers with investment-grade credit or backing. With those customer commitments in place, we aim to secure competitive financing for each project on a standalone basis. The goal is to keep each project’s financing tied to that project and protect the broader company from the financial risks of any one site.

There’s a financing reason for that size, too. Securing the enormous capital commitments behind a mega-campus is becoming increasingly difficult as interest rates rise and lenders scrutinize power availability, construction timelines, and when rent will begin. For these mega-campuses, the sheer amount of capital required creates a financing hurdle even with a strong customer behind the lease.

I believe our RightScaled approach puts Host in a sweet spot, with the capacity customers need and a more manageable amount of capital to get a facility up and running. Pair that with available power and a long-term lease, and we believe we can offer lenders a compelling project to finance.

For that plan to work, each investment must fit what a customer needs. That connection guides how I think about sites, designs, and capital. If we understand the customer’s plans and deliver well, we have a chance to build relationships that last well beyond the first project.

Why we start with existing infrastructure

AI and other computing workloads need uninterruptible electricity, cooling, and buildings designed to keep equipment running. Finding a suitable property is only part of the job. For a new site without power, the wait for a grid connection is measured in years, and capital alone won’t shorten it.

We look for places where some of that work has already been done. An existing industrial property may have electrical infrastructure and access to power that would take years to establish elsewhere. Some also have a building shell we can adapt for the customer. These are known as brownfield or retrofit opportunities. Putting that existing foundation to work is at the heart of our Speed to Power approach.

The real work is deciding whether the foundation is worth building on. We examine the power rights, the utility’s ability to deliver, any existing buildings or building pads, and the upgrades a customer requires. Starting with existing infrastructure can shorten the path, while the finished facility still must meet the customer’s standards.

A building with power already flowing gets our attention. From there, we need to understand how electricity reaches the site, what equipment distributes it, how the facility will be cooled, and how its systems will be maintained. The value depends on how much of the existing infrastructure we can use and what it will take to deliver a reliable facility for the customer. Experience helps us choose well and avoid spending time on a site that won’t fit.

Where power, land, and customer requirements allow, a site’s expansion potential may give us another way to serve the same customer. Knowing their plans and operating the facility well can help us see where another investment would be useful. That’s the kind of understanding I want behind our growth.

Making the idea real at Site I

Our first project in northeast Oklahoma is at an energized site with an existing industrial building and a utility-owned electrical substation. We’ve acquired the electrical service agreements for the site. The customer lease covers 55 megawatts of gross capacity, the total power available at the site. After allowing for cooling and the facility’s other systems, this customer’s design provides 43 megawatts of critical IT capacity, the power available for its computing equipment.

In August, we signed a 15-year lease with approximately $1.25 billion of contracted base-term rent, including 3% annual increases. The lease is take-or-pay, which means the customer pays for the capacity it has reserved, even if it doesn’t use all of it. The signed lease gives us a binding customer commitment, with payments beginning once we’ve delivered the facility as required. Those payments remain subject to the lease’s terms and our performance obligations. We also expect an investment-grade lease backstop to support the payments, strengthen the credit behind the rental income, and help attract financing for the project.

Securing a lease with $1.25 billion in contracted rent takes time, experience, and a lot of negotiation. Available power can get a conversation started, but a customer needs confidence in the design, delivery schedule, operating standards, and financial terms. Above all, they need to trust the team responsible for delivering the facility. Working through those requirements can mean revisiting the design, budget, and contract until they fit together. Our team’s experience helps us work through the sticking points and keep the deal moving.

Those negotiations shape the project itself. The customer’s technical requirements affect what we build, and the construction plan affects when we can deliver it. The financial terms must support that investment. Getting those pieces to work together takes people who understand both the facility and the business behind it.

Site I already has power and a building. We need to complete the facility to our customer’s specifications before delivery and the start of rent. We’re targeting delivery in the first quarter of 2027, with our focus on finalizing financing, completing the design and buildout, and testing the systems. That’s how we turn the signed lease into a working data center that serves our customer and generates revenue for Host for years to come.

How the business makes money and creates value

Site I’s lease starts with approximately $67 million of contracted rent in its first year and includes 3% annual increases over the 15-year base term. That adds up to approximately $1.25 billion in contracted rent and gives us a long-term customer commitment to build around.

Under the lease, the customer pays the facility’s operating expenses, including electricity, in addition to rent. You can think of the cash flow as a waterfall, starting with the customer’s rent payments. From that rent, we pay any management and other project costs that Host bears, along with principal and interest on the project loan. The remaining cash flows to Host, where it can support the business.

We invest in getting the facility ready before rent begins. We’re pursuing a loan secured by the site and its lease to fund the remaining buildout, with repayment coming from rental income. Structuring financing this way is intended to keep the borrowing at the project level and protect Host as a whole. Once delivered, the facility can serve the customer for years, with annual rent increases built into the lease.

The value of the facility can also extend beyond the initial lease. We would still own a turnkey data center building, and the customer holds renewal options that, if all were exercised, would bring total rent to approximately $3.2 billion over 30 years. That gives us a longer-term opportunity to serve the customer from the same site.

Bringing Site I to this stage has taken approximately $40 million in cash investment and drawn on multiple years of development experience, including securing its long-term customer lease. Our recent offering raised an additional $17.5 million before fees and expenses as Host entered the public markets. We’re now working to finalize financing suited to Site I and its lease, bringing us closer to putting the site’s power to work for our customer and turning that commitment into recurring rental revenue for Host.

How the Sponsor supports our growth

Our privately held Sponsor, Host Infrastructure Holdings, finds potential sites and does the early work to see whether the power, property, design, and customer requirements can fit together. It advances the opportunities it believes can become successful data centers.

Projects stay with the Sponsor while it works through those questions, secures rights, and pursues customer agreements. The aim is to bring Host projects with signed leases and a clearer understanding of what can be built, who will use it, and how much revenue it can generate.

Finding power, securing community support and approvals, and working through customer and credit arrangements can take years. Many sites never reach the leasing stage. Here, the Sponsor has spent the past two years developing its pipeline, and this arrangement is intended to keep that early work and its costs with the Sponsor. Host can concentrate on opportunities that have made it through that process and secured a customer lease, with more of the commercial picture in place.

For shareholders, the benefit we’re seeking is a continuing source of well-developed opportunities. While our team works toward delivering Site I, the Sponsor can keep advancing potential future sites. That gives us a way to prepare for growth while staying focused on the project already in front of us.

The Preferential Rights Agreement gives Host a 24-month period in which it has rights to make the first offer on qualifying Sponsor projects and match outside offers under the agreement’s terms. Host can also decide to pass. Each acquisition has its own negotiated terms and approval process, and we consider the customer lease, remaining work, and financing together before deciding whether a project makes sense for Host.

When we negotiate a project’s contribution value, the price Host would pay to acquire it, we consider both what it’s worth and what we still need to invest to complete it. My goal is to agree on a price that leaves room to create value for shareholders after that remaining investment. We expect the Sponsor to receive most of its payment in Host shares, giving it a continuing stake in the business we’re building.

The Sponsor is owned and controlled by Host’s founders, including me, so there are shared interests between the two companies. Our review of each proposed acquisition needs to focus on what that project and its terms mean for Host’s shareholders.

My responsibility as Host’s CEO is to build lasting value for you, our shareholders. For each proposed acquisition, I want a clear plan for delivering the facility, earning the rent, and strengthening the company you own. Our independent directors review proposed acquisitions, and Host’s full board reviews and approves transactions under the Preferential Rights Agreement on behalf of all shareholders. The board will draw on financial, legal, and other advisers as needed to help assess a project’s value and the proposed terms.

The Sponsor’s owners are also among Host’s largest shareholders, giving us a substantial stake in the company’s long-term share value. We expect management’s compensation to be weighted toward equity, so a meaningful part of our financial reward grows with the value of Host’s shares.

Keeping you close to the business

Each time we announce a site or a lease, I’m committed to explaining what it means for you as a Host shareholder. These five questions will guide those updates. Where a term is still being negotiated, I’ll tell you what’s settled and what remains open.

1.	What does Host own, or expect to acquire, in this project?
2.	What must Host pay to get it?
3.	What must Host spend to deliver it?
4.	When does rent start?
5.	What cash is expected to reach Host after project costs?

My first priority is delivering Site I, and growing the portfolio to Site II and beyond. As our team makes progress, I’ll use these letters and updates to keep you close to the work, explain our decisions, and show you how we’re putting your capital to work.

You’ll hear about financing, construction, testing, delivery, and the start of rent as the project moves toward operation. I’ll explain what’s been completed and what comes next. And as we evaluate another site, I want you to understand the opportunity and what Host would need to invest to pursue it.

You’re helping us build a business whose customer relationships can last for many years. I want you to see it take shape, from the first facility we deliver to the opportunities we pursue next. Your investment makes you part of that story, and keeping you informed is part of my job.

If you’d like a closer look at our business, Site I, and our growth plans, you can find our investor presentation at hostdigital.ai.

I’m excited about what we can build from this first project. We have an energized site, a signed customer lease, and a team working to bring them together. I want Host to grow into a business customers return to, and shareholders can follow with confidence. Thank you for being part of it. I look forward to bringing you along as we build.

Harmol Samra

Chief Executive Officer

Host Digital Inc.

ABOUT HOST DIGITAL

Host Digital Inc. (NYSE American: HOST) develops, acquires, owns, and operates institutional-quality data centers in the United States that support AI and HPC workloads. The Company focuses on RightScaled sites of 20 MW to 100 MW with existing or near-term access to power, leased under long-term contracts to strong or credit-enhanced counterparties. Host Digital seeks to own and control the real estate, power, and data center infrastructure at each site, and provides turnkey facilities where tenants select and deploy their own compute infrastructure and model layers.

Through its wholly owned subsidiaries, the Company also operates a portfolio of 19 natural and organic grocery stores across six states under the Ada’s Natural Market, Paradise Health & Nutrition, Mother Earth’s Storehouse, Greens Natural Foods, Ellwood Thompson’s, and GreenAcres Market brands. Healthy Choice Wellness Corp.’s natural and organic grocery business continues to operate as a division of the Company following the merger.

For more information, visit www.hostdigital.ai.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition and development of one or more data center facilities, including the potential acquisition of Site II; the expected assets leases and other assets to be acquired from the Sponsor or any other third party; the timing of delivery of the Company’s data center facilities to tenants; anticipated contracted revenue, lease terms and renewal options; the Company’s development strategy and ability to execute and scale its business model; and the Sponsor’s potential pipeline and contribution of additional data center assets to the Company. Statements that are not historical facts are based on current estimates, assumptions and projections and are not guarantees of future performance. Words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “will,” “would,” “could” and similar expressions identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including risks relating to the completion of the offering on the anticipated terms or at all; the Company’s ability to satisfy the applicable listing requirements; the Company’s ability to successfully integrate the businesses and realize the anticipated benefits of the offering; the Company’s ability to obtain required financing, complete development and deliver capacity on schedule; and other factors described in the Company’s filings with the SEC, including under the header “Risk Factors” in Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on September 17, 2026. The Company undertakes no obligation to update these statements except as required by law.

MEDIA CONTACT

Jessica Starman
jessica@elev8newmedia.com
888-461-2233

INVESTOR CONTACT

Jason Assad

info@bridge-comms.com